Exhibit 99.1

FOR RELEASE

Contact

Jupiter Wellness Acquisition Corp

561-244-7100

investors@jupiterwellness.com

Release Date

5/24/2023

Jupiter Wellness Acquisition Corp. Issues Statement on Closing the

Business Combination with Chijet Motor Company, Inc.

JUPITER, FL / May 24, 2023 – Jupiter Wellness Acquisition Corp. (Nasdaq: JWAC), a publicly traded special purpose acquisition company, has issued this press release to address a statement that appeared in the marketplace that the Closing of the Business Combination with Chijet Motor Company, Inc. had occurred. The Business Combination has not closed as of this time. The Closing conditions of the Business Combination have not currently been satisfied. The Company will continue to work to satisfy the closing conditions although there can be no assurance that the Business Combination will be consummated within the necessary time period prior to liquidation.

About Chijet

The primary business of Chijet is the development, manufacture, sales and service of traditional fuel vehicles and electric vehicles. State-of-the-art manufacturing systems and stable supply chain management enable the company to provide consumers with products of high performance at reasonable prices. The factory in Yantai, China, will be dedicated to EV production, and the company’s headquarters will be also located at the planned Yantai factory. Chijet has a management team of industry veterans with decades of experience in engineering and design, management, financing, industrial production and financial management.

About Jupiter Wellness Acquisition Corp.

JWAC is a special purpose acquisition company formed for the purpose of entering a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more businesses or entities. JWAC began trading on the Nasdaq in December 2021, and its common stock and rights are traded under the ticker symbols JWAC and JWACR, respectively.

Contact

Brian John, Chief Executive Officer

bjohn@jupiterwellness.com

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Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed business combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of JWAC’s securities; (ii) the failure to satisfy the conditions to the consummation of the business combination, including the approval of the business combination agreement by the stockholders of JWAC; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (iv) the outcome of any legal proceedings that may be instituted against any of the parties to the business combination agreement following the announcement of the entry into the business combination agreement and proposed business combination; (v) the ability of the parties to recognize the benefits of the business combination agreement and the business combination; (vi) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (vii) statements regarding Chijet’s industry and market size; (viii) financial condition and performance of Chijet and Pubco, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the business combination, potential level of redemptions of JWAC’s public shareholders, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Chijet and Pubco; and (ix) those factors discussed in JWAC’s and Pubco’s filings with the SEC and that will be contained in the registration statement on Form F-4 and the related proxy statement relating to the business combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the registration statement on Form F-4 and related proxy statement and other documents to be filed by JWAC or Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Chijet, JWAC and Pubco may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law. None of Chijet, JWAC or Pubco gives any assurance that Chijet, JWAC or Pubco will achieve its expectations.

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